Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is executed at Los Angeles, California on December 31, 2013 by TALON INTERNATIONAL, INC., a Delaware corporation (herein called “Debtor”), in favor of UNION BANK, N.A. (herein called “Bank”) in connection with the Commercial Credit Agreement dated on or about the date hereof (the “Credit Agreement”) between Debtor and Bank.

As security for the payment and performance of all of Debtor’s obligations to Bank under the Credit Agreement and the other “Loan Documents” referred to therein, regardless of the manner in which or the time at which such obligations arose or shall arise, whether direct or indirect, alone or with others, or absolute or contingent, Debtor hereby grants a continuing security interest in, and assigns and transfers to Bank, the following personal property, whether or not delivered to or in the possession or control of Bank or its agents, and whether now or hereafter owned or in existence, and all proceeds thereof (hereinafter called the “Collateral”):

All present and hereafter acquired personal property including but not limited to all cash, cash equivalents, accounts, bank and deposit accounts (including any control account, disbursement account and any other bank accounts), chattel paper, Swap Contracts (as defined below), instruments, books and records, personal property aspects of leasehold estates in real property, contract rights, general intangibles (including all intellectual property, stock, claims, contract rights, and choses in action), goods, equipment, inventory, documents, certificates of title, deposit accounts, returned or repossessed goods, fixtures, commercial tort claims, insurance claims, rights and policies, letter-of-credit rights, investment property, supporting obligations, and the proceeds (including insurance proceeds), products, parts, accessories, attachments, accessions, replacements, substitutions, additions, and improvements of or to each of the foregoing.

“Accounts” means all accounts, whether or not defined as such in the Uniform Commercial Code, now owned or hereafter acquired, including without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations whether arising out of goods sold or services rendered or from any other transaction (including any such obligations that may be characterized as an account or contract under the Uniform Commercial Code), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights or rescission, replevin, reclamation and stoppage in transit and rights to returned or repossessed goods), (d) all monies due or to become due under all purchase orders and contracts for the sale of goods or the performance of services or both or in connection with any other transaction (whether or not yet earned by performance) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, with respect to any of the foregoing.

“Inventory” means all inventory now owned or hereafter acquired, wherever located, including without limitation all goods, merchandise and other personal property held for sale or lease or which is furnished under any contract of service or is held as raw materials, works or goods in process, materials and supplies of every nature used or consumed or to be used or consumed in the ordinary course of its business, whether now owned or hereafter acquired and the proceeds of products thereof.

“Equipment” means all equipment now owned or hereafter acquired, wherever located, including without limitation, all machinery, computers, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jugs, goods (other than consumer goods, farm products or inventory), and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

In addition to the foregoing, “Collateral” shall include all accounts, general intangibles and all rights to payment of any kind relating to or otherwise arising in connection with or derived from any Swap Contract. As used herein, “Swap Contract” shall mean any swap, option, forward, spot or similar contract or agreement (or any combination thereof) relating to interest rates, foreign currencies or exchange rates, commodities, equities or securities, debt obligations or credit attributes, or other financial or economic measures or quantities, heretofore or hereafter entered into between Debtor and Bank or an affiliate of Bank that (a) is subject to the same master agreement or netting agreement as any Interest Rate Hedge, or (b) is subject to an instrument or agreement which recites that the obligations thereunder are secured hereby; together with and including any and all modifications, replacements, extensions and renewals thereof. As used herein, “Interest Rate Hedge” shall mean any interest rate swap, forward swap or swaption, or interest rate cap or collar transaction, or similar transaction, heretofore or hereafter entered into between Debtor and Bank or any affiliate of Bank with respect to all or any part of the indebtedness now or hereafter secured hereby in connection with or for the purpose of hedging or mitigating, fully or partially, interest rate risk under any debt instrument secured hereby.

Debtor agrees not to change its state of organization or name, as identified above, without Bank’s prior written consent.

AGREEMENT

1.        The term “credit” or “indebtedness” is used throughout this Agreement in its broadest and most comprehensive sense. Collateral shall be security for all nonconsumer indebtedness of Debtor to Bank in accordance with the terms and conditions herein.

2.        Debtor will: (a) pay when due all indebtedness to Bank; (b) execute such other documents and do such other acts and things as Bank may from time to time require to establish and maintain a valid perfected security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Bank; (c) furnish Bank such information concerning Debtor and Collateral as Bank may from time to time request, including but not limited to current financial statements; (d) keep Collateral separate and identifiable where such Collateral is currently located and permit Bank and its representatives to inspect Collateral and/or records pertaining thereto from time to time during normal business hours; (e) not sell, assign or create or permit to exist any lien on or security interest in Collateral in favor of anyone other than Bank unless Bank agrees thereto in writing and at Debtor’s expense upon Bank’s request remove any unauthorized lien or security interest and defend any claim affecting the Collateral; (f) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and diverse claims, and upon Debtor’s failure to do so Bank may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder; (g) protect, defend and maintain the Collateral and the perfected security interest of Bank and initiate, commence and maintain any action or proceeding to protect the Collateral; (h) reimburse Bank for any expenses, including but not limited to reasonable attorneys’ fees and expenses (including the allocated costs of Bank’s in-house counsel and legal staff) incurred by Bank in seeking to protect, collect or enforce any rights in Collateral; (i) when required, provide insurance in form and amounts and with companies acceptable to Bank and when required, assign the policies or the rights thereunder to Bank; (j) maintain Collateral in good condition and not use Collateral for any unlawful purpose; (k) perform all of the obligations of the Debtor under the Collateral and save Bank harmless from the consequence of any failure to do so; and (l) at its own expense, upon request of Bank, notify any parties obligated to Debtor on any Collateral to make payment to Bank and Debtor hereby irrevocably grants Bank power of attorney to make said notifications and collections. Debtor hereby appoints Bank the true and lawful attorney of Debtor and authorizes Bank to perform any and all acts which Bank in good faith deems necessary for the protection and preservation of Collateral or its value or Bank’s perfected security interest therein, including transferring any Collateral into its own name and receiving the income thereon as additional security hereunder. Bank does not assume any of the obligations arising under the Collateral.

3.        Debtor warrants that: (a) it is and will be the lawful owner of all Collateral free of all claims, liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto and any other liens agreed to by Bank in writing; (b) it has the capacity to grant a security interest in Collateral to Bank; (c) all information furnished by Debtor to Bank heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) if Debtor is an entity, the execution, delivery and performance hereof are within its powers and have been duly authorized.

4.        The term “default” shall mean an “Event of Default” as defined in the Credit Agreement.

5.        Whenever a default occurs and is continuing, Bank, at its option, may: (a) without notice accelerate the maturity of any part or all of the indebtedness and terminate any agreement for the granting of further credit to Debtor; (b) sell, lease or otherwise dispose of Collateral at public or private sale; (c) transfer any Collateral into its own name or that of its nominee; (d) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to Debtor as required by law; (e) notify any parties obligated on any Collateral consisting of accounts, instruments, chattel paper, choses in action or the like to make payment to Bank and enforce collection of any Collateral; (f) file any action or proceeding which Bank may deem necessary or appropriate to protect and preserve the right, title and interest of the Bank in the Collateral; (g) require Debtor to assemble and deliver any Collateral to Bank at a reasonably convenient place designated by Bank; (h) apply all sums received or collected from or on account of Collateral, including the proceeds of any sale thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Bank, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel and legal staff), and indebtedness secured hereby in such order and manner as Bank in its sole discretion determines; Bank shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Bank and has furnished proof to Bank as requested in the manner provided by law; in like manner, Debtor agrees to pay to Bank without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; and (i) exercise its banker’s lien or right of setoff in the same manner as though the credit were unsecured. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware and in any jurisdiction where enforcement is sought, whether in said state or elsewhere. All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative. No delay on the part of Bank in the exercise of any right or remedy shall constitute a waiver thereof and no exercise by Bank of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

6.        Debtor waives: (a) all right to require Bank to proceed against any other person including any other Debtor hereunder or to apply any Collateral Bank may hold at any time or to pursue any other remedy, and Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the statute of limitations in any action upon any obligations of Debtor secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Debtor’s business.

7.        The right of Bank to have recourse against Collateral shall not be affected in any way by the fact that the credit is secured by a mortgage, deed of trust or other lien upon real property.

8.        The security interest granted herein is irrevocable and shall remain in full force and effect until there is payment in full of the indebtedness or the security interest is released in writing by Bank.

9.        Debtor shall be obligated to request the release, reassignment or return of Collateral after the payment in full of all existing obligations. Bank shall be under no duty or obligation to release, reassign or return any Collateral except upon the express written request of Debtor and then only where all of Debtor’s obligations hereunder have been paid in full.

10.      All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

11.      This Agreement shall inure to the benefit of and bind Bank, its successors and assigns and each of the undersigned, their respective heirs, executors, administrators and successors in interest. Upon transfer by Bank of any part of the obligations secured hereby, Bank shall be fully discharged from any liability with respect to Collateral transferred therewith.

12.      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

The grant of a security interest in proceeds does not imply the right of Debtor to sell or dispose of any Collateral without the express consent in writing by Bank.

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie Schnell
Name:	Lonnie Schnell
Title:	Chief Executive Officer